Exhibit 99.1

PRESS RELEASE

For Immediate Release

Bank of the Carolinas Corporation Announces

Annual Meeting Date

MOCKSVILLE, NORTH CAROLINA, September 29, 2014 – Bank of the Carolinas Corporation (OTCQB: BCAR), the holding company for Bank of the Carolinas, announced that it will hold its annual meeting of shareholders on December 4, 2014.

The meeting will be held at the Davie County Public Library, 371 North Main Street, Mocksville, North Carolina, and will convene at 2:00 p.m. (EST). The record date for the meeting is October 23, 2014.

About Bank of the Carolinas Corporation

Bank of the Carolinas Corporation is the holding company for Bank of the Carolinas, a North Carolina chartered bank headquartered in Mocksville, NC with offices in Advance, Asheboro, Concord, Harrisburg, Landis, Lexington and Winston-Salem. The common stock of the Company is quoted under the symbol “BCAR” on the OTCQB marketplace operated by OTC Markets Group Inc.

For further information contact:

Stephen R. Talbert

President and Chief Executive Officer

Bank of the Carolinas Corporation

(336) 751-5755